UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014 (December 8, 2014)

DICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          (d)              Appointment of Director.
On December 8, 2014, Dice Holdings, Inc. (the “Company”) appointed Burton Goldfield to its Board of Directors (the “Board”) as a Class III director.

Mr. Goldfield has been the President and Chief Executive Officer of TriNet since 2008. Prior to that, he was the CEO of Ketera Technologies. Prior to working at TriNet and Ketera Technologies, Mr. Goldfield held executive level roles at Hyperion Solutions Corporation and IBM Corporation’s Rational Software division. Mr. Goldfield holds a Bachelor of Science from Syracuse University and an MBA from Villanova University.

The Company will pay Mr. Goldfield the annual Board fee of $30,000 as an independent director.  This and the other components of the Company’s non-employee director compensation were disclosed in the Company’s proxy statement dated as of April 24, 2014 in connection with the 2014 Annual Meeting of Stockholders.

In connection with his appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, Mr. Goldfield is being granted 4,000 restricted shares of common stock (the “Restricted Shares”) of the Company. The Restricted Shares will vest in June 2015 provided that Mr. Goldfield continues to serve on the Board.

A copy of the press release announcing Mr. Goldfield’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.     DESCRIPTION
99.1                Press Release, dated December 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date:	December 11, 2014	By: /s/ John J. Roberts
Name: John J. Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

99.1     Press Release, dated December 8, 2014